QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Selected Consolidated Financial and Other Data," "Risk Factors," and "Experts" and to the use of our reports on the consolidated financial statements and schedules of Cogent Communications Group, Inc. dated March 2, 2004 (except for the second paragraph under "Management's Plans and Business Risk" in Note 1 and Note 15, as to which the date is March 30, 2004 and except for the paragraph under "Capital Account Adjustments Upon Offering" in Note 1 as to which the date is July     , 2004), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-115589) and related Prospectus of Cogent Communications Group, Inc. for the registration of shares of its common stock.

                      Ernst & Young LLP

McLean, VA
July     , 2004

The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in the paragraph under "Capital Account Adjustments Upon Offering" in Note 1 to the financial statements.

                      /s/ Ernst & Young LLP

McLean, VA
June 30, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM